Exhibit 10(v)
                              CONSULTING AGREEMENT

     AGREEMENT, made as of September 6, 2000 by and between Observation Capital, a Delaware corporation with offices at 300 West Pruitt Street, Baltimore Maryland 21201 (the "Consultant") and STARUNI CORPORATION a California corporation with offices at 1642 Westwood Blvd., Los Angeles, CA 90024 (the "Company").

                                   WITNESSETH

     WHEREAS the Company desires to retain Consultant to render consulting services, including services related to public relations and investor relations; and

     WHEREAS Consultant is willing to perform such consulting services on the terms and conditions herein contained.

     NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

1. ENGAGEMENT

     The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

2. CONSULTANT DUTIES

     Consultant shall at the request of the Company, provide public relations through a buy program. Consultant is committed to serving the Company with a best effort obligation.

     Such services shall include consulting and advice. The Company may also render the following services at the request of the Company under a separate contract:

         Publicity Luncheons                Research
         Industry Expos                     Web Site Exposure

3. COMPENSATION

     As full compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and Consultant agrees to accept, the following: 200,000 Shares "SRUN".

4. ACTIVITIES

     (a) Throughout the Term of this Agreement, Consultant may provide the officers, directors, employees or designees of the Company with verbal reports concerning its activities.

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5. THIRD PARTIES

     The Company acknowledges that, in connection with its engagement hereunder, Consultants may introduce the Company to third parties who may transact business with the Company and/or assist Consultant in providing consulting services to the Company hereunder. The Company hereby agrees that it will not do business with any party introduced to it by Consultant, other than by and through Consultant.

6. CONFIDENTIAL INFORMATION

     The Company agrees to promptly provide and fully disclose to Consultant any and all information regarding the Company which Consultant deems pertinent to its engagement hereunder.

     Consultant acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will be held inviolate by it and that it will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone.

     As used herein, "confidential knowledge or informational" means: (a) all information regarding the Company which is not generally available to the public; and (b) all information regarding the Company which was received by Consultant from a source with confidentiality obligations to the Company.

7. CONSULTANT STATUS

     Consultant acknowledges that it is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth hereinndthing herein shall be deemed to authorized Consultant to obligate or bind the Company to any convert without the prior written consent of the, Company in each instance.

8. INDEMNIFICATION

     The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the Payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claim made against Consultant relating to the performance of its duties hereunder. The Consultant will follow all SEC and NASD laws.

     IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered as of the date first above written.

By: /s/ Wm. James Daniels                   By: /s/  Bruce Stuart
   -----------------------------               --------------------------------
Wm. James Daniels for                       Bruce Stuart for
Observation Capital                         Staruni Corporation


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